UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2009

Capital Growth Systems, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Florida	0-30831	65-0953505
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 W. Madison Street, Suite 2060, Chicago, Illinois 60661

(Address of Principal Executive Offices, Including Zip Code)

(312) 673-2400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Change in Registrant’s Certifying Accountant.

On June 2, 2009, Capital Growth Systems, Inc.’s (the “Company”) Board of Directors, voting together with a majority of the Company’s Audit Committee members, ended its engagement of BDO Seidman, LLP (“BDO”), due to BDO’s proposed timing of completion of the audit and its proposed fees associated therewith for the year ended December 31, 2008 (the “2008 Audit”).

The Company engaged BDO on February 27, 2009 as its independent registered public accounting firm. During BDO’s period of engagement, an issue was raised and discussed by certain of the members of the Board of Directors (but not the full Board or the full Audit Committee) and BDO regarding the Company’s accounting treatment for a complex issue associated with the valuation methodology applied to certain embedded derivative features of certain debt instruments issued by the Company during 2007 and 2008 (the “Valuation Issue”). The Company’s debt instruments are described more fully in its Current Report on Form 8-K filed with the SEC on November 20, 2008. The Valuation Issue does not impact cash of the Company and the Company is prepared to file its 2008 Form 10-K pending resolution of the appropriate methodology to be applied and certain other minor issues. The Company is unable to complete its 2008 Audit and therefore cannot file its 2008 Form 10-K until the Valuation Issue has been resolved. Resolution of the Valuation Issue could impact the Company’s 2007 Form 10-K/A if the treatment results in a material change to the liabilities for warrants to purchase common stock and embedded derivatives of convertible debt instruments and preferred stock, as displayed therein. It should be noted that all of the applicable debt instruments that were issued in 2007 have since been either paid off or converted to Common Stock (with certain of the detached warrants still outstanding).

Subject to the disclosure regarding the Valuation Issue set forth above, during the Company’s two most recent fiscal years ended December 31, 2008 and 2007 and through June 3, 2009 (the “Covered Period”), there were no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of BDO, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

The above disclosure is made in consideration of the following kinds of events, which did not result in a disagreement as there was no such advisory from the accountants to the Company:

(A) the accountants having advised the registrant that the internal controls necessary for the registrant to develop reliable financial statements do not exist;

(B) the accountants having advised the registrant that information has come to its attention that has led it to no longer be able to rely on management’s representations, or that has made it unwilling to be associated with the financial statements being prepared by management; or

(C)(1) the accountants having advised the registrant of the need to expand significantly the scope of its audit, or that information has come to the accountant’s attention during the Covered Period, that if further investigated may (i) materially impact the fairness or reliability of either: a previously issued audit report or the underlying financial statements; or the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that may prevent it from rendering an unqualified audit report on those financial statements), or (ii) cause it to be unwilling to rely on management’s representations or be associated with the registrant’s financial statements, and (2) due to BDO’s dismissal, BDO did not so expand the scope of its audit or conduct such further investigation.

The following event was raised and not resolved prior to BDO’s dismissal due to its proposed timing of completion of the audit and its proposed fees associated therewith:

(D)(1) BDO having advised the Company that information (i.e., the Valuation Issue) has come to its attention that it has concluded could materially impact the fairness or reliability of either: (i) a previously issued audit report or the underlying financial statements, or (ii) the financial statements issued or to be issued covering the fiscal period subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to BDO’s satisfaction, would prevent it from rendering an unqualified audit report on those financial statements), and (2) except as disclosed regarding the Valuation Issue, due to BDO’s dismissal, the issue has not been resolved to BDO’s satisfaction prior to its dismissal.

BDO has not filed a report on the financial statements for the Covered Period and, as such, no BDO report contains an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles.

As required by Regulation S-K Section 229.304(a)(3), the Company has provided BDO with a copy of these disclosures it is making in response to this Item 304(a), that BDO received on June 8, 2009 (which was no later than the day this disclosure was filed with the SEC). The Company has requested BDO to furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company in response to this Item 304(a) and, if not, stating the respects in which it does not agree. The Company will file BDO’s letter as an exhibit to this Current Report on Form 8-K, if available, or as an amendment hereto. The Company has authorized BDO to respond fully to the inquiries of the Company’s successor independent registered public accountant with respect to these events.

The Company has solicited audit proposals from qualified firms. The firms have advised the Company that they would expect to complete the 2008 Audit, and the evaluation of 2007 (to the extent necessary), within approximately five weeks from engagement, subject to the Company providing its support in the normal course. The Company will file a Form 8-K regarding engagement of its new independent registered public accounting firm upon completion of the current selection and acceptance process, which includes approval by the Audit Committee of the Board of Directors.

Item 9.01	Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 8, 2009

CAPITAL GROWTH SYSTEMS, INC.

By:	/s/ Jim McDevitt
Jim McDevitt
Chief Financial Officer

4